UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             ----------------------

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported)           September 16, 1999
                                                --------------------------------




                               AXA FINANCIAL, INC.
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             (Exact Name of Registrant as Specified in its Charter)




            Delaware                 1-11166               13-3623351
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       (State or other       (Commission File Number)   (I.R.S. Employer
       jurisdiction of                                   Identification
        incorporation)                                       Number)




                           1290 Avenue of the Americas
                            New York, New York 10104
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               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code          (212) 554-1234
                                                    ----------------------------



                      THE EQUITABLE COMPANIES INCORPORATED
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                    (Former name: changed since last report)

Item 5. Other Events

               AXA Financial, Inc. ("AXF"), announced on September 16, 1999 that its board of directors had approved a two-for-one common stock split in the form of a 100% stock dividend. The split will provide shareholders of record as of the close of business on September 27, 1999 one share of AXF common stock for each share owned.
          Distribution of the shares will be made in the form of a 100% stock dividend that will be made on October 1, 1999. Shares are expected to trade on a split basis on October 4, 1999.

               AXF also announced on September 16, 1999 approval by the board of directors of the The Equitable Life Assurance Society of the United States ("Equitable Life"), AXF's insurance subsidiary, for payment of a cash dividend to AXF by Equitable Life in the amount of $150 million.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     AXA FINANCIAL, INC.



Dated:  September 17, 1999                By: /s/ Henry Q. Conley
                                          --------------------------------------
                                              Henry Q. Conley
                                              Vice President and
                                              Associate General Counsel